SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2010

INFRASTRUCTURE DEVELOPMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

163 Williams Ave

Salt Lake City, UT 84111

(Address of principal executive offices)

801-488-2006

(Registrant’s Telephone Number)

5315 East 93rd Street

Tulsa, OK 74137

(Former name or former address, if changed since last report)

with a copy to:

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 201

San Diego, CA 92103

Telephone (619) 399-3090

Telecopier (619) 330-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2010, Infrastructure Developments Corp. (the “Company”), Intelspec International, Inc. (“Intelspec”) and the shareholders of Intelspec (the “Intelspec Shareholders”) closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), whereby the Company acquired 100% of the outstanding shares of common stock of Intelspec (the “Intelspec Stock”) from the Intelspec Shareholders. In exchange for the Intelspec Stock the Company issued 14,000,000 shares of its common stock. As a result of closing the transaction the Intelspec Shareholders now hold approximately 70% of our issued and outstanding common stock.

The terms of the Share Exchange Agreement were previously announced on a Current Report on Form 8-K as filed with the SEC on April 7, 2010, a copy of the Share Exchange Agreement was attached thereto and is hereby incorporated by this reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01 Completion of Acquisition of Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

In accordance with the terms and provisions of the Agreement as discussed above, the Company issued an aggregate of 14,000,000 shares of its restricted common stock.

The following table sets forth certain information, as of April 14, 2010, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 20,000,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers
Thomas R. Morgen 163 Williams Ave., Salt Lake City, UT 84111	129,052	0.65%
Shawn Teigen 163 Williams Ave., Salt Lake City, UT 84111	8,603	0.04%
All executive officers and directors as a group (2 persons)	137,655	0.69%
Beneficial owners greater than 5%
Steven Rogers Villa 13, Granada 3, Complex Al Filayah, Ras Al Khaimah, UAE	3,226,304	16.13%
World Wide Auctioneers Ltd.(2) P.O. Box 17774, Jebel Ali Free Zone, Dubai, UAE	4,215,703	21.08%

1.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2.

Mr. Eric Montandon, a resident of the United Arab Emirates, has voting and dispositive control over the shares of the Registrant held by World Wide Auctioneers Ltd. by virtue of being the Chief Executive Officer of World Wide Auctioneers Ltd..

Exemption from Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a)

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b)

The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.01 Changes in Control of Registrant

The information set forth above in both Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Concurrent with the closing of the Share Exchange Agreement: (i) Mr. Garry Unger resigned as the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and a director of the Company; (ii) Mr. Thomas R. Morgan consented to act as the President, Chief Executive Officer, Treasurer, Chief Financial Officer and a director of the Company; and (iii) Mr. Shawn Teigen consented to act as the Secretary and a director of the Company.

The biographies of each of the new directors and officers are set forth below as follows:

Thomas R. Morgan – President, CEO, Treasurer, CFO, and Director

Tom Morgan has over 20 years of experience in major project management in multicultural environments. He is a specialist in high-threat area operations, with extensive experience in Afghanistan, Iraq, Africa, and other highly challenging environments.

Mr. Morgan holds an Electrical Engineering degree from Pennsylvania State University. As a field engineer for the US State Department’s Diplomatic Communications Service he gained extensive experience in critical security situations; he has received law enforcement and counterterrorism training and has developed cutting edge communications networks for US diplomatic missions across the globe. From 1988 to 1998 he served as Director of Operations for the Radio Free Europe/Radio Liberty network, and most recently, he was Managing Director / Dubai for the Middle East Broadcasting Networks.

Mr. Morgan has held responsibility for project budgets in excess of $50 million, and has achieved a remarkable record of efficient and innovative technical management in some of the most challenging environments on the planet.

Shawn Teigen – Secretary and Director

Shawn Teigen has been working in corporate governance since 2000. He is currently a housing lobbyist at local, state and federal levels.

Mr. Teigen holds a Masters of Public Policy and a B.S. in Management from the University of Utah. He sits on various public-sector and corporate boards. Additionally, Mr. Teigen is the president of an oil and gas company with operations in Texas, Wyoming and Colorado.

Mr. Teigen rounds out his breadth of experience with the two years he spent as a U.S. Peace Corps volunteer in Kazakhstan.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1

Share Exchange Agreement by and between Infrastructure Developments Corp., Intelspec Inc., et al incorporated by reference to the Company's Current Report of Form 8-K as filed with the SEC on April 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2010	INFRASTRUCTURE DEVELOPMENTS CORP.
/s/ Thomas R. Morgan
Name: Thomas R. Morgan
Title: President

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